UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2004

infoUSA Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle, Omaha Nebraska (Address of Principal Executive Offices)	68127 (Zip Code)

(402) 593-4500
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index to Current Report on Form 8-K
Agreement and Plan of Merger
Tender and Voting Agreement - ValueAct
Stockholder Support Agreement - Martin Kahn
Joint Press Release

Item 5. Other Events and Required FD Disclosure

     On April 29, 2004, infoUSA Inc., a Delaware corporation (“Parent”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 29, 2004, by and among Parent, OSIS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and OneSource Information Services, Inc., a Delaware corporation (the “Company”). Pursuant to the Merger Agreement, Merger Sub will commence a cash tender offer to acquire all of the issued and outstanding shares of common stock of the Company, par value $.01 per share (the “Common Shares”), at a price of $8.85 per Common Share in cash (the “Offer”). Following completion of the Offer, Merger Sub will be merged with and into the Company with the Company becoming a wholly-owned subsidiary of Parent (the “Merger”). In the Merger, all Common Shares not tendered to Merger Sub in the Offer will be converted into the right to receive the cash amount payable in the Offer without interest. The Offer and the Merger are subject to the satisfaction of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and there being validly tendered at least 51% of the outstanding Common Shares on a fully-diluted basis. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

     In connection with the transactions contemplated by the Merger Agreement, ValueAct Capital Partners, L.P. and certain of its affiliates have entered into a Tender and Voting Agreement, and Martin Kahn has entered into a Stockholder Support Agreement, pursuant to which such stockholders have agreed to tender their Common Shares pursuant to the Offer and vote in favor of the Merger. Such stockholders currently hold approximately 34.1% of the outstanding Common Shares of the Company. Copies of the Tender and Voting Agreement and Stockholder Support Agreement are attached hereto as Exhibit 2.2 and Exhibit 2.3, respectively, and are hereby incorporated by reference.

     The foregoing descriptions of the Merger Agreement, Tender and Voting Agreement, Stockholder Support Agreement, and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, Tender and Voting Agreement, and Stockholder Support Agreement, which are attached hereto as Exhibits 2.1, 2.2 and 2.3 respectively and incorporated herein by reference.

     At the time Merger Sub commences a tender offer, Parent and Merger Sub will file with the Securities and Exchange Commission (“SEC”) a tender offer statement and the Company will file with the SEC a solicitation/recommendation statement in response to that tender offer. Those documents will contain important information and stockholders of the Company are advised to carefully read those documents when they become available before making any decision with respect to the tender offer. The offer to purchase and other offer documents included in the tender offer statement, as well as the solicitation/recommendation statement, will be made available to all stockholders of the Company at no expense to them. Stockholders may obtain a free copy of the solicitation/recommendation statement when it becomes available, along with any documents the Company has filed with the SEC at the SEC’s Web site at http://www.sec.gov.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

     The following are filed as Exhibits to this Report:

Exhibit
No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated April 29, 2004, by and among infoUSA Inc., OSIS Acquisition Corp. and OneSource Information Services, Inc.

2.2	Tender and Voting Agreement, dated April 29, 2004, by and between infoUSA Inc., OSIS Acquisition Corp., ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., and ValueAct Capital International, Ltd.

Exhibit
No.	Description of Exhibit
2.3	Stockholder Support Agreement, dated April 29, 2004, by and between infoUSA Inc., OSIS Acquisition Corp. and Martin Kahn

99.1	Joint press release issued by infoUSA Inc. and OneSource Information Services, Inc. on April 29, 2004. Any Internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc.
By:	/s/ Raj Das Raj Das, Chief Financial Officer

Dated: April 29, 2004

Exhibit Index to Current Report on Form 8-K

Exhibit
No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated April 29, 2004, by and among infoUSA Inc., OSIS Acquisition Corp. and OneSource Information Services, Inc.

2.2	Tender and Voting Agreement, dated April 29, 2004, by and between infoUSA Inc., OSIS Acquisition Corp. ValueAct Capital Partners, L.P., ValueAct Capital Partners II, L.P., and ValueAct Capital International, Ltd.

2.3	Stockholder Support Agreement, dated April 29, 2004, by and between infoUSA Inc., OSIS Acquisition Corp. and Martin Kahn

99.1	Joint press release issued by infoUSA Inc. and OneSource Information Services, Inc. on April 29, 2004. Any Internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.